UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 2, 2012

AMERICAN REPROGRAPHICS COMPANY

(Exact Name of Registrant as Specified in its Charter)

STATE OF DELAWARE	001-32407	20-1700361
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1981 N. Broadway, Suite 385, Walnut Creek, California		94596
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (925) 949-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 26, 2012, the Compensation Committee of the Board of Directors of American Reprographics Company (the “Company”) approved a grant to Dilantha Wijesuriya, the Company’s Chief Operating Officer, as an annual long-term incentive award pursuant to Mr. Wijesuriya’s executive employment agreement, of options to purchase 63,941 shares of the Company’s common stock under the Company’s 2005 Stock Plan, as amended. The exercise price per share of the options is $5.62, which was the closing market price of the Company’s common stock on the New York Stock Exchange on the date of grant. Assuming Mr. Wijesuriya’s continued employment with the Company, 25% of the options from this grant will vest on each of the first four anniversaries of the date of grant, and are otherwise subject to the terms of the Company’s standard form of stock option agreement under its 2005 Stock Plan, as amended.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 26, 2012, the Company held its 2012 annual meeting of stockholders. A total of 46,225,847 shares of the Company’s common stock were entitled to vote as of March 9, 2012, which was the record date for the annual meeting. There were 43,858,240 shares present in person or by proxy at the annual meeting. Set forth below are the matters voted upon by the Company’s stockholders at the 2012 annual meeting and the final voting results of each such proposal.

Proposal No. 1—Election of Directors

The shareholders elected seven directors, each to serve a one-year term until the Company’s next annual meeting of stockholders and until their respective successors are elected and qualified. The results of the vote were as follows:

	For	Withheld	Broker Non-Votes
Kumarakulasingam Suriyakumar	38,652,632	594,668	4,610,940
Thomas J. Formolo	38,304,441	942,859	4,610,940
Dewitt Kerry McCluggage	38,293,301	953,999	4,610,940
James F. McNulty	38,295,241	952,059	4,610,940
Mark W. Mealy	38,751,067	496,233	4,610,940
Manuel Perez de la Mesa	38,301,362	945,938	4,610,940
Eriberto R. Scocimara	38,748,728	498,572	4,610,940

Proposal No. 2—Ratification of the Appointment of Independent Auditors for Fiscal Year 2012

The Company’s stockholders voted to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2012. The results of the vote were as follows:

For	Against	Abstain
43,809,971	28,834	19,435

Proposal No. 3 – Non-Binding Advisory Vote on Executive Compensation

The Company’s stockholders approved, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers for fiscal year 2011, as disclosed in the Company’s 2012 proxy statement. The results of the non-binding advisory vote were as follows:

For	Against	Abstain	Broker Non-Votes
38,356,353	786,577	104,370	4,610,940

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2012	AMERICAN REPROGRAPHICS COMPANY

	By:	/s/ John E.D. Toth
John E.D. Toth
Chief Financial Officer